UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 15, 2020

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 666, Oldwick, New Jersey 08858

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to the Board of Directors

On May 15, 2020, Anthony DiGiandomenico submitted his resignation from the Board of Directors (the “Board”) of Provention Bio, Inc. (the “Company”), effective as of May 19, 2020. Mr. DiGiandomenico indicated that his resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On May 19, 2020, the Board approved the acceleration of stock options to purchase up to an aggregate of 40,122 shares of the Company’s common stock (“Common Stock”) that were issued to Mr. DiGiandomenico in connection with certain stock option grant agreements, consisting of (i) stock options to purchase 24,000 shares of Common Stock issued on June 24, 2019 at an exercise price of $12.54 per share that would have vested on May 28, 2020, and (ii) 16,122 shares of Common Stock issued on July 19, 2018 at an exercise price of $4.00 per share that would have vested on July 19, 2020. The accelerated stock options remain at their previously granted exercise prices.

Also on May 19, 2020, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Nancy Wysenski, age 67, to serve as a member of the Board. Ms. Wysenski was also appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board and as Chair of the Compensation Committee of the Board.

Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals (NASDAQ: VRTX) from December 2009 through her retirement in June 2012. During her tenure at Vertex, Ms. Wysenski was responsible for the launches of Incivek and Kalydeco. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski serves as a member of the board of directors of Alkermes plc (NASDAQ: ALKS) and Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH). Ms. Wysenski formerly served as a director for Dova Pharmaceuticals Inc., Reata Pharmaceuticals, Inc. (NASDAQ: RETA) and Inovio Pharmaceuticals, Inc. (NASDAQ: INO). She is a founder of the Research Triangle Park chapter of the Healthcare Business Women’s Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association.

In accordance with the Company’s non-employee director compensation policy, Ms. Wysenski will receive an annual cash retainer fee of $30,000. Ms. Wysenski will also receive customary fees for serving on the Compensation Committee and Nominating and Corporate Governance Committee of the Board. All fees will be pro-rated for the current year. Ms. Wysenski will also receive an initial option grant to purchase 128,981 shares of the Company’s common stock upon commencement of her position as director.

There are no transactions between Ms. Wysenski and the Company that would be reportable under Item 404(a) of Regulation S-K.

The Company will enter into an indemnification agreement with Ms. Wysenski (the “Indemnification Agreement”), in the Company’s standard form which has been previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2018.

Employment Agreement

Effective May 19, 2020, the Company entered into the First Amended Employment Agreement (the “Employment Agreement”) with Ashleigh Palmer, the Company’s President and Chief Executive Officer. Compensation under the Employment Agreement includes an annual salary of $595,000, with annual review and adjustment at the discretion of the compensation committee or the Board, and an annual incentive bonus of 50% of annual salary based on the achievement of the Company’s corporate objectives and Mr. Palmer’s individual objectives, in each case as established by the compensation committee or the Board. The Employment Agreement also provides for the grant of stock options to purchase shares of the Company’s common stock. The Employment Agreement may be terminated by the Company without Cause or by Mr. Palmer for Good Reason, each as defined in the Employment Agreement, in which case, among other things and subject to certain requirements of the Employment Agreement, Mr. Palmer would be entitled severance in the amount of 12 months of base salary in effect at the time of termination, payment of COBRA premiums for 12 months, possible pro rata payment of his annual bonus and accelerated vesting for equity awards that would have vested within 9 months of the termination date; provided that, in the event of a termination by the Company without Cause or by Mr. Palmer for Good Reason within 12 months following a Change in Control of the Company, as defined in the Employment Agreement, Mr. Palmer will be entitled to severance in the amount of 18 months of base salary in effect at the time of termination, payment of COBRA premiums for 18 months, possible pro rata portion of his annual bonus and accelerated vesting of equity awards. Mr. Palmer is subject to a non-compete provision, which applies during the term of his employment and for a period of twelve months following termination of his employment for any reason. The Employment Agreement also contains customary confidentiality and assignment of inventions provisions.

The foregoing is a summary of the material terms of the Employment Agreement and does not purport to be complete. A copy of the Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2020, the Board approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”) which became effective immediately upon the Board’s approval. The Amended and Restated Bylaws, among other things, include the following changes:

●	provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended;

●	clarify that the Board may set the record date to determine the stockholders entitled to consent to corporate actions in writing without a meeting; and

●	revise the advance notice for stockholder proposals and director nominations to be received between 120 days and 90 days prior to the one-year anniversary of the date on which the Company mailed its proxy materials or notice of availability of proxy materials (whichever is earlier) of the preceding year’s annual meeting (the prior advance notice deadline was between 75 and 45 days prior to the one-year anniversary of such mailing).

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD.

On May 20, 2020, the Company issued a press release announcing the resignation of Mr. DiGiandomenico and the appointment of Ms. Wysenski. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, as adopted on May 19, 2020.

10.1	First Amended Employment Agreement, effective May 19, 2020, between the Company and Ashleigh Palmer.

99.1	Press Release issued by Provention Bio, Inc. on May 20, 2020.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Provention Bio, Inc.

Date: May 20, 2020	By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer